Exhibit 10.4

FORM OF [AMENDED AND RESTATED](1)

INDEMNIFICATION AGREEMENT

This [Amended and Restated] Indemnification Agreement, effective as of the          day of                   , 20    , by and between Axcelis Technologies, Inc., a Delaware corporation (the “Company”), and                             , the {Title} of the Company (“Indemnitee”) [amends and restates the Indemnification Agreement dated as of                         , 20     by and between the Company and Indemnitee, as previously amended];

WHEREAS, the Company and Indemnitee are each aware of the exposure to litigation of officers, directors and representatives of the Company as such persons exercise their duties to the Company;

WHEREAS, the Company and Indemnitee are also aware of conditions in the insurance industry that have affected and may affect in the future the Company’s ability to obtain appropriate directors’ and officers’ liability insurance on an economically acceptable basis;

WHEREAS, the Company desires to provide adequate protection to its directors and officers against inordinate risks of claims and actions against them arising out of their services on the Company’s behalf so as to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as Indemnitee;

WHEREAS, Indemnitee desires to serve or to continue to serve the Company as an officer and/or director of the Company, or, if requested to do so by the Company, as a director, officer, trustee, employee, representative or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, for so long as the Company continues to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses which may be incurred by Indemnitee; and

WHEREAS, Indemnitee may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), and the certificate of incorporation and the bylaws of the Company (a) require indemnification of the officers and directors of the Company and (b) expressly provide that the indemnification provisions thereof are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

(1)  Amended and Restated language in brackets was used in agreements with indemnitees who had entered into Indemnification Agreements prior to February 9, 2012 that were subsequently amended and restated to conform to this form.  All Indemnification Agreements entered into after that date do not include the bracketed language.

1.     INDEMNIFICATION

(a)       The Company shall indemnify Indemnitee to the fullest extent permitted by law with respect to Indemnitee’s status or activities (i) as an officer and/or director of the Company and (ii) as a person who is or was serving or has agreed to serve at the request of, for the convenience of, or to represent the interests of, the Company as a director, officer, trustee, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, domestic or foreign, against all judgments, fines and amounts paid in settlement and all Expenses (as hereinafter defined) reasonably incurred by or on behalf of Indemnitee (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, amounts paid in settlement and Expenses) in connection with any claim against Indemnitee in or arising out of a Proceeding (as hereinafter defined). The Company shall also indemnify Indemnitee to the fullest extent permitted by applicable law for all Expenses incurred by or on behalf of Indemnitee in connection with the enforcement of Indemnitee’s rights under this Agreement by legal action, arbitration or otherwise. .

(b)       As used in this Agreement:

(i)    “Expenses” shall mean all attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, premiums, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, appealing, investigating, being or preparing to be a witness in, or otherwise participating in, any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any appeal therefrom.  Expenses also shall include (other than in a Proceeding by or in the right of the Company to procure a judgment in its favor) any deductibles required to be paid by Indemnitee under any director and officer or similar insurance policy maintained by the Company.  Expenses shall not include amounts paid in settlement by Indemnitee or the amount of any judgments or fines against or imposed on Indemnitee.

(ii)   “Proceeding” shall mean any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a serving in any of the capacities described in Paragraph 1(a), by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting in any such capacity, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding for purposes of this Agreement.

(c)        The parties hereto intend that Indemnitee shall be entitled to receive, as determined by Indemnitee, payment to the maximum extent permitted by one or any combination of the following:

(i)     the payments provided by the Company’s certificate of incorporation and bylaws as in effect on the date hereof, a copy of the relevant portions of which are attached hereto as

Exhibit I;

(ii)     the payments provided by the Company’s certificate of incorporation and bylaws in effect at the time Expenses are incurred by Indemnitee;

(iii)     the payments allowable under Delaware law in effect at the date hereof (or, if Delaware law is hereafter amended to be more favorable to Indemnitee, under Delaware law as hereafter amended);

(iv)    the payments allowable under the law of the jurisdiction under which the Company is incorporated at the time Expenses are incurred by Indemnitee;

(v)     the payments available under liability insurance obtained by the Company; and

(vi)     such other payments as are or may be otherwise available to Indemnitee (including pursuant to this Agreement);

provided that, no right to indemnification or to advancement of Expenses arising under a provision of the Company’s certificate of incorporation or bylaws shall be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of Expenses is sought.

Combination of two or more of the payments provided by clauses (i) through (vi) above shall be available to the extent that the Applicable Document, as hereafter defined, does not require that the payments provided therein be exclusive of other payments.  The document or law providing for any of the payments listed in items (i) through (vi) above is referred to in this Agreement as the “Applicable Document.”  The Company hereby undertakes, upon an appropriate determination that Indemnitee is entitled thereto, to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the payments selected by Indemnitee under clauses (i) through (vi) above.

(d)       For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans for employees of the Company or of any of its subsidiaries without regard to ownership of such plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, employee, representative or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Company under the Applicable Documents.

2.     INSURANCE

The Company shall maintain directors’ and officers’ liability insurance which is at least as favorable to Indemnitee as the policy in effect on the date hereof and for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a reasonable commercial basis.  However, Indemnitee shall continue to be entitled to the indemnification rights provided hereunder regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company.  Any payments in fact made to Indemnitee under an insurance policy obtained or retained by the Company shall reduce the obligation of the Company to make payments hereunder by the amount of the payments made under any such insurance policy.  In the event that insurance becomes unavailable in the amount or scope of coverage of the policy in effect on the date hereof on a reasonable commercial basis and the Company foregoes maintenance of all or a portion of such insurance coverage, the Company shall stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify Indemnitee against any loss arising out of the reduction or cancellation of such insurance coverage.

3.     ADVANCEMENT AND PAYMENT OF EXPENSES

At Indemnitee’s request, the Company shall advance (or, to the extent previously paid, reimburse) Expenses as and when incurred by or on behalf of Indemnitee after receipt of written notice pursuant to Paragraph 6 hereof and an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee (i) to repay such amounts so paid to or on behalf of Indemnitee if it shall ultimately be determined under the Applicable Document that Indemnitee is required to repay such Expenses and (ii) to reasonably cooperate with the Company concerning the Proceeding.  Expenses shall be advanced or paid by the Company, as applicable, within 15 days of its receipt of such notice, together with reasonable documentation evidencing the amount and nature of such Expenses.  Any advancements or repayments of Expenses and undertakings to repay shall be unsecured and interest free.

4.     [Intentionally Omitted]

5.     ADDITIONAL RIGHTS

(a)       The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director or representative as described in Paragraph 1 above with respect to Proceedings relating to or arising out of Indemnitee’s acts or omissions during Indemnitee’s service in such position.

(b)       To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

6.     NOTICE AND PROCEDURE FOR INDEMNIFICATION

(a)       Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder; provided that failure to provide such notice shall not in any way limit Indemnitee’s rights under this Agreement.

(b)       To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information related thereto as is reasonably available to Indemnitee.

(c)        Upon written request by Indemnitee for indemnification pursuant to Paragraph

6(b), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the board of directors of the Company (the “Board”), a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(d)       In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Paragraph 6(c) hereof, the Independent Counsel shall be selected as provided in this Paragraph 6(d).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined below, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court having jurisdiction or an arbitrator chosen pursuant to Paragraph 10 of this Agreement has determined that such objection is without merit.  Upon the commencement of any legal action or arbitration pursuant to Paragraph 10, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).  The Company shall pay the reasonable fees and Expenses of the Independent Counsel referred to above and shall fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e)                As used in this Agreement:

(i)    “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee, and

(ii)   “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past 5 years preceding the commencement of the Proceeding has been, retained to represent: (A) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

7.     PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)       In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Paragraph 6(b), and, in connection with the making by any person, persons or entity of any determination contrary to that presumption, the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination before the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)       Subject to Paragraph 10(e), if the person, persons or entity empowered or selected under Paragraph 6 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Paragraph 7(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Paragraph 6(c) hereof and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Paragraph 6(c).

(c)        The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in accordance with the standards for indemnification set forth in the DGCL.

(d)       For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company.  The provisions of this Paragraph 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)        The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8.     COOPERATION IN DEFENSE AND SETTLEMENT

Indemnitee shall not make any admission or effect any settlement with respect to a Proceeding without the Company’s written consent unless Indemnitee shall have determined to undertake Indemnitee’s own defense in such matter and has waived the benefits of this Agreement in writing delivered to the Company.  The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose an Expense on Indemnitee without Indemnitee’s written consent.  Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement.  Indemnitee and the Company shall cooperate to the extent reasonably possible with each other and with the Company’s insurers, in attempts to defend or settle such Proceeding. Nothing in this paragraph shall be construed to limit Indemnitee’s ability in any criminal or civil proceeding to exercise Indemnitee’s constitutional rights or to impose any obligation on Indemnitee to act in any manner contrary to law.

9.     ASSUMPTION OF DEFENSE

Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company.  After notice from the Company to Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee’s expense unless:

(a)       the employment of counsel by Indemnitee has been authorized by the Company;

(b)       counsel employed by the Company initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances;

(c)        Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

(d)       the Company shall not have employed counsel promptly to assume the defense of such Proceeding.

In each of the cases set forth in clauses (a) through (d) above, the fees and Expenses of counsel shall be at the expense of the Company and subject to payment pursuant to this Agreement.  The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached either of the conclusions provided for in clauses (b) or (c) above.

10.     ENFORCEMENT

(a)       In the event that any dispute or controversy shall arise under this Agreement between Indemnitee and the Company with respect to whether Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, then with respect to each such dispute or controversy Indemnitee may seek to enforce this Agreement exclusively through binding arbitration.  If arbitration is requested, it shall occur in the City of Boston, Commonwealth of Massachusetts, before a single arbitrator agreeable to both parties who shall be an attorney other than an attorney who has, or who is associated with a firm having associated with it an attorney who has, been retained by or performed services for the Company or Indemnitee at any time during the five years preceding the commencement of arbitration.  The arbitration shall be governed by, although not necessarily subject to unless requested by both of the parties or as otherwise provided below, the procedures set forth in the Commercial Rules of the American Arbitration Association.  If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by either of them, the arbitration shall proceed in the City of Boston, Commonwealth of Massachusetts, before an arbitrator appointed by the American Arbitration Association.  In either case, the arbitration proceeding shall commence promptly.  The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.  The prevailing party shall be entitled to prompt reimbursement of any costs and Expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with such legal action or arbitration provided that Indemnitee shall not be obligated to reimburse the Company unless the arbitrator or court which resolves the dispute determines that Indemnitee acted in bad faith in bringing such action or arbitration.

(b)       The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. It is the Company’s intent that Indemnitee not be required to incur the Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by legal action, arbitration or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.  Accordingly, and notwithstanding any other provision of this Agreement, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 15 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any action, suit, investigation, arbitration or other proceeding brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policy(ies) maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims.  If Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(c)        In the event that a determination shall have been made pursuant to Paragraph 6 of this Agreement that Indemnitee is not entitled to indemnification, any legal action or arbitration commenced pursuant to this Paragraph 10 shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any legal action or arbitration commenced pursuant to this Paragraph 10, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d)       If a determination shall have been made pursuant to Paragraph 6 of this

Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any legal action or arbitration commenced pursuant to this Paragraph 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)        Notwithstanding anything in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification under this Agreement shall be required to be made before the final disposition of the respective Proceeding.

8.     EXCLUSIONS

Notwithstanding the scope of indemnification which may be available to Indemnitee from time to time under an Applicable Document, no indemnification, reimbursement or payment shall be required of the Company hereunder with respect to:

(a)       any claim or any part thereof as to which Indemnitee shall have been adjudged by a court of competent jurisdiction from which no appeal is or can be taken, by clear and convincing evidence, to have acted or failed to act with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company;

(b)       any claim or any part thereof arising under Section 16(b) of the Exchange Act pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment; or

(c)        any Proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee (i) to enforce Indemnitee’s rights under this Agreement,(ii) in any Proceeding initiated by another person or entity whether or not such claims were brought by Indemnitee against a person or entity who was otherwise a party to such Proceeding, or (iii) in response to any counterclaims brought by the Company or its affiliates in a proceeding initiated by Indemnitee.

Nothing in this Paragraph 11 shall eliminate or diminish the Company’s obligations to advance that portion of Indemnitee’s Expenses which represent attorneys’ fees and other costs incurred in defending any Proceeding pursuant to Paragraph 3 of this Agreement.

92.     EXTRAORDINARY TRANSACTIONS

The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “extraordinary transaction”), the Company shall:

(a)       have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

(b)       otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner acceptable to Indemnitee.

13.     NO PERSONAL LIABILITY

Indemnitee agrees that neither the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

104.                        PERIOD OF LIMITATIONS

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

15.                    SEVERABILITY

If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be reformed to the extent necessary to conform to applicable law , but only to the extent required to render such provision and the remaining provisions and portions of this Agreement enforceable, and this Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

16.                    SUBROGATION

In the event of any payment under this Agreement, the Company shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in Indemnitee, who shall execute all instruments and take all other action as shall be reasonably necessary for the Company to enforce such rights.

17.                    GOVERNING LAW

The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

18.                    NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid:

(a) If to the Company, to:	Axcelis Technologies, Inc.
108 Cherry Hill Drive
Beverly, Massachusetts 01915
Attention: Secretary

(b) If to Indemnitee, to:
Axcelis Technologies, Inc.
108 Cherry Hill Drive
Beverly, MA 01915

Or to such other or further address as shall be designated from time to time by Indemnitee or the

Company to the other.

19.                    TERMINATION

This Agreement may be terminated by either party upon not less than 60 days’ prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of the Company hereunder with respect to Indemnitee’s status or any act or omission of Indemnitee before the effective date of the termination, which shall survive termination.

20.                    AMENDMENTS

This Agreement and the rights and duties of Indemnitee and the Company hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto.

21.                    BINDING EFFECT

This Agreement is and shall be binding upon and shall inure to the benefit of the parties thereto (notwithstanding that Indemnitee may have ceased to serve in any of the capacities described in Paragraph 1(a)) and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AXCELIS TECHNOLOGIES, INC.

By:
Title:

INDEMNITEE

By:
[Name]

EXHIBIT I

SECTION 10.2 OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

AXCELIS TECHNOLOGIES, INC.

(as amended May 6, 2009)

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL. The Corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article or in any such contract. Any repeal or modification of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring before such repeal or modification.

ARTICLE V OF THE BYLAWS OF

AXCELIS TECHNOLOGIES, INC.

(as amended August 8, 2007)

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.  Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

For purposes of determining whether a person is entitled to indemnification hereunder, the termination of any action, suit or other proceeding by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

(i)  the payment has been approved or ratified (l) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

(ii)  the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (l), (2) or (3) of subparagraph (i); or

(iii) the payment is approved by a court of competent jurisdiction; or

(iv) the directors have otherwise acted in accordance with the standard of conduct set forth in the Delaware General Corporation Law.

Any indemnification or advance of expenses under this article shall be paid promptly,

and in any event within 30 days, after the receipt by the corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification.  If the corporation denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action.  Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.  The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled.  Nothing contained in this article shall affect any rights to indemnification to which corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

EXHIBIT II

UNDERTAKING

The undersigned (the “Indemnitee”) hereby agrees (i)  to repay any amounts paid to Indemnitee or on Indemnitee’s behalf pursuant to that Indemnification Agreement (the “Indemnification Agreement”) dated as of                                         , by and between Indemnitee and Axcelis Technologies, Inc. (the “Company”) if it shall ultimately be determined in accordance with the Indemnification Agreement that Indemnitee is required to repay Expenses (as defined in the Indemnification Agreement), and (ii) to reasonably cooperate with the Company concerning the Proceeding (as defined in the Indemnification Agreement).

INDEMNITEE

Dated:	By:

List of Current Directors and Executive Officers of Axcelis Technologies, Inc.

to be offered Indemnification Agreements in the form approved by the Board of Directors on February 9, 2012, to be dated as of February 28, 2012

Name	Title
Edward H. Braun	Director
R. John Fletcher	Director
Stephen R. Hardis	Lead Director
William C. Jennings	Director
Joseph P. Keithley	Director
Patrick H. Nettles	Director
Mary G. Puma	Chairman, CEO and President
H. Brian Thompson	Director
Jay Zager	EVP and Chief Financial Officer
Kevin Brewer	EVP, Operations
William Bintz	EVP, Product Development, Engineering and Marketing
Lynnette C. Fallon	EVP Legal/HR and General Counsel